UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 1998



                  FREEPORT-McMoRan SULPHUR INC.
     (Exact name of registrant as specified in its charter)


          Delaware             1-13617          72-1392855
  (State of incorporation)   (Commission       (IRS Employer
                             File Number)      Identification
                                               Number)

       1615 Poydras Street, New Orleans, Louisiana    70112
  (Address of principal executive officers)         (Zip Code)

                         (504) 582-4000
      (Registrant's telephone number, including area code)

                                   N/A
  (Former name or former address, if changed since last report)


          Item 5.   Other Events.
          The following new release was made by Freeport-McMoRan Sulphur Inc. on June 30,1998:

                     FREEPORT-McMoRan SULPHUR INC. ANNOUNCES DECISION
            TO PERMANENTLY CLOSE ITS CULBERSON COUNTY, TEXAS SULPHUR MINE

          NEW ORLEANS, LA., June 30, 1998 - Freeport-McMoRan Sulphur Inc. (NYSE:FSC) announced today that it will permanently discontinue sulphur production at its Culberson County, Texas mining operation, which produced 872,000 long tons of sulphur during 1997 and currently produces at an annual rate of 600,000 long tons. Production at the mine is expected to decline over the coming three-month period and to cease in September 1998. FSC's second-quarter 1998 financial results will include non-cash after-tax charges totaling approximately $3.9 million resulting from the mine closure.
               Robert M. Wohleber, President and Chief Executive Officer of FSC said, "Since its inception in 1969, the Culberson mine has
          produced 45 million long tons of sulphur.   This action to close
          our Culberson mine is being taken because sulphur prices have been driven down to a level at which it is no longer economically feasible to operate the mine. These adverse market conditions are the direct result of the importation of recovered sulphur, primarily from Canada, which is being dumped into the U.S. market. FSC will continue to meet its sulphur customers' requirements from production at our remaining mine, Main Pass 299, located offshore Louisiana in the Gulf of Mexico, which is commercially viable in the current adverse market environment, and from third party purchases of recovered sulphur from oil and gas operations. Near-term commitments will be fulfilled primarily by liquefying solid inventories held at FSC's Port Sulphur, Louisiana terminal."
               Additionally, Mr. Wohleber said, "A key element of FSC's growth strategy is to expand its sulphur services business which involves the purchase, transportation, terminaling and sale of sulphur. Substantially all of the transportation and terminaling assets used in connection with the Culberson production will be re-deployed in our sulphur services business. We are confident these actions will strengthen FSC financially under current market conditions, which will further enhance FSC's ability to operate profitably and meet the needs of its customers."
               FSC is engaged in the mining, purchasing, transporting, terminaling and marketing of sulphur, and the production of related oil reserves.






                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            FREEPORT-McMoRan SULPHUR INC.



                                            By:  \s\ C. Donald Whitmire, Jr.
                                                 ---------------------------
                                                   C. Donald Whitmire, Jr.
                                                   Vice President and
                                                   Controller -
                                                   Financial Reporting

          Date:  July 2, 1998